Exhibit 99.2 T r u s t e d C P a a S I N V E S T O R P R E S E N T AT I O N F E B R U A R Y 2 0 1 9Exhibit 99.2 T r u s t e d C P a a S I N V E S T O R P R E S E N T AT I O N F E B R U A R Y 2 0 1 9

Legal Disclaimer INVESTOR PRESENTATION This communication is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed potential business combination between Kaleyra S.p.A. (“Kaleyra”) and GigCapital, Inc. (“GigCapital”) (and collectively “we”), and related transactions and for no other purpose. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modelling or back-testing or any other information contained herein. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. Neither Kaleyra nor GigCapital assumes any obligation to update the information in this communication. This communication does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination between Kaleyra and GigCapital or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement that complies with applicable rules and regulations promulgated under the Securities Act of 1933 and Securities Exchange Act of 1934. FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of U.S. federal securities laws regarding the proposed transactions. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the proposed transactions and the future held by the Kaleyra and GigCapital management teams. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipate, believe, continue, could, estimate, expect, intends, may, might,” plan, possible, potential, predict, project, should, would and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward- looking statements contained in this presentation are based on certain assumptions of GigCapital and/or Kaleyra management in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on us as well as other factors we believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra or GigCapital will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Certain market data information in this presentation is based on the estimates of Kaleyra and GigCapital management. Kaleyra and GigCapital obtained the industry, market and competitive position data used throughout this presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Kaleyra and GigCapital believes their estimates to be accurate as of the date of this presentation. However, this information may prove to be inaccurate because of the method by which Kaleyra or GigCapital obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process. 2Legal Disclaimer INVESTOR PRESENTATION This communication is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the proposed potential business combination between Kaleyra S.p.A. (“Kaleyra”) and GigCapital, Inc. (“GigCapital”) (and collectively “we”), and related transactions and for no other purpose. The information contained herein does not purport to be all-inclusive. The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections, modelling or back-testing or any other information contained herein. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. Neither Kaleyra nor GigCapital assumes any obligation to update the information in this communication. This communication does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination between Kaleyra and GigCapital or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement that complies with applicable rules and regulations promulgated under the Securities Act of 1933 and Securities Exchange Act of 1934. FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of U.S. federal securities laws regarding the proposed transactions. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the proposed transactions and the future held by the Kaleyra and GigCapital management teams. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipate, believe, continue, could, estimate, expect, intends, may, might,” plan, possible, potential, predict, project, should, would and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward- looking statements contained in this presentation are based on certain assumptions of GigCapital and/or Kaleyra management in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on us as well as other factors we believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra or GigCapital will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Certain market data information in this presentation is based on the estimates of Kaleyra and GigCapital management. Kaleyra and GigCapital obtained the industry, market and competitive position data used throughout this presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Kaleyra and GigCapital believes their estimates to be accurate as of the date of this presentation. However, this information may prove to be inaccurate because of the method by which Kaleyra or GigCapital obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process. 2

Legal Disclaimer (Cont’d) NON-GAAP FINANCIAL MEASURE AND RELATED INFORMATION This presentation includes reference to adjusted EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with Italian GAAP, except for the subsidiaries, that have been prepared under local GAAP), plus (i) transaction expenses of Kaleyra and GigCapital, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by the post-combination company or any of its subsidiaries to their employees and (v) any provision for the write down of assets. The pro forma earnings of Kaleyra, which is an Italian company, and its subsidiaries, which include subsidiaries outside of the U.S., may not be prepared in conformance with Article 11 of Regulation S-X of the SEC. We are not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including as a result of preparation using GAAP rather than Italian and other local GAAP as we have done historically, and therefore have not provided a reconciliation for forward-looking adjusted EBITDA. Adjusted EBITDA is being used to determine whether conditions have been achieved that would result in the issuance of the earnout. GigCapital management also believes that this non-GAAP measure of Kaleyra’s financial results will provide useful information to management and investors regarding certain financial and business trends relating to Kaleyra’s anticipated financial condition and results of operations. Investors should not rely on any single financial measure to evaluate Kaleyra’s anticipated business. ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT In connection with the proposed business combination and related transactions, if a definitive agreement is reached, GigCapital will file preliminary and definitive proxy statements with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of GigCapital are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with GigCapital ’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination because the proxy statements will contain important information about the proposed business combination and related transactions and the parties to such arrangements. The definitive proxy statement will be mailed to stockholders of GigCapital as of a record date to be established for voting on the proposed business combination and related transactions. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. PARTICIPANTS IN THE SOLICITATION Kaleyra, GigCapital, and their respective directors, executive officers and other members of their management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies of GigCapital stockholders in connection with the proposed business combination and related transactions. Information concerning the interests of Kaleyra’s and GigCapital’s participants in the solicitation, which may, in some cases, be different than those of Kaleyra’s and GigCapital’s equity holders generally, will be available in the proxy statement relating to the proposed business combination to be filed by GigCapital with the SEC. The past performance of the members of the Kaleyra management team, GigCapital management team, Kaleyra, GigCapital, or any of their affiliates is not a guarantee of success with respect to the proposed business combination and related transactions. You should not rely on the historical record of the performance of Kaleyra management, GigCapital management, or any of their affiliates’ performance as indicative of our future performance when evaluating the proposed business combination and related transactions TRADEMARKS AND INTELLECTUAL PROPERTY All trademarks, service marks, and trade names of Kaleyra or GigCapital or their respective subsidiaries or affiliates used herein are trademarks, service marks, or registered trademarks of Kaleyra or 3 GigCapital, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners.Legal Disclaimer (Cont’d) NON-GAAP FINANCIAL MEASURE AND RELATED INFORMATION This presentation includes reference to adjusted EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with Italian GAAP, except for the subsidiaries, that have been prepared under local GAAP), plus (i) transaction expenses of Kaleyra and GigCapital, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by the post-combination company or any of its subsidiaries to their employees and (v) any provision for the write down of assets. The pro forma earnings of Kaleyra, which is an Italian company, and its subsidiaries, which include subsidiaries outside of the U.S., may not be prepared in conformance with Article 11 of Regulation S-X of the SEC. We are not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including as a result of preparation using GAAP rather than Italian and other local GAAP as we have done historically, and therefore have not provided a reconciliation for forward-looking adjusted EBITDA. Adjusted EBITDA is being used to determine whether conditions have been achieved that would result in the issuance of the earnout. GigCapital management also believes that this non-GAAP measure of Kaleyra’s financial results will provide useful information to management and investors regarding certain financial and business trends relating to Kaleyra’s anticipated financial condition and results of operations. Investors should not rely on any single financial measure to evaluate Kaleyra’s anticipated business. ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT In connection with the proposed business combination and related transactions, if a definitive agreement is reached, GigCapital will file preliminary and definitive proxy statements with the SEC and will mail a definitive proxy statement and other relevant documents to its stockholders. Investors and security holders of GigCapital are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with GigCapital ’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed business combination because the proxy statements will contain important information about the proposed business combination and related transactions and the parties to such arrangements. The definitive proxy statement will be mailed to stockholders of GigCapital as of a record date to be established for voting on the proposed business combination and related transactions. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov. PARTICIPANTS IN THE SOLICITATION Kaleyra, GigCapital, and their respective directors, executive officers and other members of their management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies of GigCapital stockholders in connection with the proposed business combination and related transactions. Information concerning the interests of Kaleyra’s and GigCapital’s participants in the solicitation, which may, in some cases, be different than those of Kaleyra’s and GigCapital’s equity holders generally, will be available in the proxy statement relating to the proposed business combination to be filed by GigCapital with the SEC. The past performance of the members of the Kaleyra management team, GigCapital management team, Kaleyra, GigCapital, or any of their affiliates is not a guarantee of success with respect to the proposed business combination and related transactions. You should not rely on the historical record of the performance of Kaleyra management, GigCapital management, or any of their affiliates’ performance as indicative of our future performance when evaluating the proposed business combination and related transactions TRADEMARKS AND INTELLECTUAL PROPERTY All trademarks, service marks, and trade names of Kaleyra or GigCapital or their respective subsidiaries or affiliates used herein are trademarks, service marks, or registered trademarks of Kaleyra or 3 GigCapital, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners.

Presenters 80+ Years of Entrepreneurial & Operational Experience DARIO CALOGERO TERRY HSIAO DR. AVI KATZ Founder, Chairman Head of Strategy Founder, Chairman Chief Executive Officer 4Presenters 80+ Years of Entrepreneurial & Operational Experience DARIO CALOGERO TERRY HSIAO DR. AVI KATZ Founder, Chairman Head of Strategy Founder, Chairman Chief Executive Officer 4

Transaction Summary



Transaction

- GigCapital, a publicly-traded special purpose acquisition company, combines with Kaleyra
- Combined company will apply to continue the listing of its common stock on the NYSE as KLR
- Transaction is expected to close in the second half of 2019





Valuation & Consideration

- Pro forma Enterprise Value of $192.1 million based on a price of $10.14 per share
- Attractive valuation of 1.5x 2019E revenue of $126.7 million & 1.2x 2020E revenue of $161.2 million, representing a discount of 64% in 2019E & 67% in 2020E to the average of comparable companies
- Existing Kaleyra employees and shareholders will receive:
  - $15 million in cash
  - 9.6 million common shares
- No minimum cash condition to close

Earnout

- Additional equity consideration to Kaleyra shareholders & management in the event business performance exceeds certain thresholds
  - 2.28m shares payable to Kaleyra shareholders & management in the event 2019 revenue & adjusted EBITDA increase over 2018 by 30% and 45%, respectively
  - 2.28m shares payable to Kaleyra shareholders and management in the event 2020 revenue and adjusted EBITDA increase over fiscal year 2019 by 30% and 45%, respectively
- For achievement above 80% of the earnout target, the earnout shall be paid on a two-to-one basis (i.e. if 27% growth is achieved, Kaleyra shareholders and management would receive 95% of the earnout. No earnout shares will be granted if growth is below 24%)
- Gig sponsors also have a portion of their equity ownership subject to earnout





Post Close Mgmt & Board

- Kaleyra's management will continue to operate the business post-close
- The Board of Directors of 7 members will be chaired by Dr. Avi Katz and have equal members from Kaleyra and GIG including Kaleyra CEO, Dario Calogero

Note: Represents 0% redemption

5

Pro-Forma Capitalization & Ownership

Pro-Forma Capitalization & EV Build

Pro-Forma enterprise value of $192.1 million, implying 1.5x 2019E revenue and 1.2x 2020E revenue

Existing Kaleyra shareholders and employees to receive $15.0 million cash consideration and will be issued 9.6 million shares at close representing 33.1% pro-forma ownership in the company

Transaction expected to close and start trading 2H 2019

Kaleyra's balance sheet consists of ~$6 million in cash and $24 million in debt

Pro-Forma Enterprise Value Build ($ in MM)

Share Price (2)	$10.14
Pro-Forma Shares Outstanding (1)	29.1
Implied Equity Value	$294.9
Net Cash (3)	$102.8
Total Enterprise Value	$192.1

Public Comparables	Multiple	Discount to Comparables
EV / FY 2019E Revenue	1.5x	(64.0%)
EV / FY 2020E Revenue	1.2x	(66.9%)

Source: S&P Capital IQ as of 2/22/2019 market close
Note: Represents 0% redemptions.
(1) Pre Earnout figures & excludes any future shares issued in Management Equity Incentive Plan. Includes issuances of 1/10th of a share for each right at the closing. Excludes all unexercised out-of-the-money warrants
(2) Price per share is an estimated trust value per share at close (Beginning of 2H 2019)
(3) Includes $6 million in existing Kaleyra cash and $24 million in existing debt on the balance sheet, out of which ~$6 million due in 2019
(4) Uses of cash subject to change based on the level of Public Stockholder Redemptions (illustrated above is assumed 0% redemption)
(5) GigCapital sponsors shares representing less than 1% of the total pro-forma post closing ownership are subject to earn-out

Pro-Forma Summary of Ownership Post Close (1)



33.1%
54.5%
12.3%
Gig Shareholders
Gig Sponsors (5)
Kaleyra

Sources & Uses

Sources	
GigCapital Cash in Trust	$145.8
Total Cash Sources	$145.8

Uses (4)	
Cash to Balance Sheet	$120.8
Cash Consideration	$15.0
Transaction Expenses	$10.0
Total Cash Uses	$145.8

6

Company Overview

Kaleyra provides a cloud communication platform for enterprises

COMPANY OVERVIEW


Messaging
Voice
FinTech
Numbers

Global Presence
Europe, Asia, Middle East, USA

235
Employees
60+
Employees
For New Products

3,000+
Customers Globally

2 Billion
Voice Calls in 2019E

MOST COMMON TRANSACTIONS


2FA
Long Code
Short Code
RCS
Look up
API
Messaging


IVR
Click to call
Call Conference
Voice Broadcasting
Dedicated number
Live view monitoring
Voice

TOTAL REVENUE


$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$54.6
$77.6
$99.5
$126.7
$161.2
$209.9
2016PF
2017PF
2018PF
2019E
2020E
2021E

EMPLOYEE BREAKDOWN | 2018


33%
24%
43%
Sales Marketing and Business Dev
G&A + Staff
Technology & Engineering

Note: Total Revenue presented as Italian GAAP

7

Company Overview Kaleyra’s History of Organic & Acquired Growth + GigCapital A trusted team sharing a common Global business relationships with a Speed and access to capital is a goal to build the world’s most trusted desire to expand faster than the competitive advantage CPaaS platform growth in the market EUROPE 1999 Founded in Milan, market leader in messaging services for BFSI ASIA 2018 Acquired 2009 2017 Acquired Founded in Bangalore USA 2006 Founded in Vienna, VA Palo Alto, CA Trusted Team with Public Global M&A Extensive Network From Senior U.S. Wall Street $145 Million IPO in Company Track Record; 400% Experience; 10 Silicon Valley & beyond; Relationships; GigPeak had December 2017 return on GigPeak from 2007 acquisitions to build Chose Kaleyra out of 400+ 8 research analysts formation to sale in 2017 GigPeak opportunities reviewed covering the Company 8 upon saleCompany Overview Kaleyra’s History of Organic & Acquired Growth + GigCapital A trusted team sharing a common Global business relationships with a Speed and access to capital is a goal to build the world’s most trusted desire to expand faster than the competitive advantage CPaaS platform growth in the market EUROPE 1999 Founded in Milan, market leader in messaging services for BFSI ASIA 2018 Acquired 2009 2017 Acquired Founded in Bangalore USA 2006 Founded in Vienna, VA Palo Alto, CA Trusted Team with Public Global M&A Extensive Network From Senior U.S. Wall Street $145 Million IPO in Company Track Record; 400% Experience; 10 Silicon Valley & beyond; Relationships; GigPeak had December 2017 return on GigPeak from 2007 acquisitions to build Chose Kaleyra out of 400+ 8 research analysts formation to sale in 2017 GigPeak opportunities reviewed covering the Company 8 upon sale

Company Overview

Trusted Cloud Communications

kaleyra

Kaleyra provides an end-to-end platform to deliver identity authentication, mobile marketing campaigns, banking services authorizations, etc. and connectivity to enterprises worldwide

Reliable, fully redundant, secure, flexible and scalable cloud platform ensuring application communication kaleyra

Enterprise Tools for Communication With Customers

Reaching End Users With Messages or Voice via a Local Cloud Number or Short Code

Secure Cloud Platforms & Services

- Messaging
- Voice
- Phone Numbers

Flexible Delivery Model

- Cloud Plug & Play APIs
- Enterprise Solutions
- Global Connectivity

Industry Applications

Healthcare	E-commerce & Logistics	Education
Travel	FinTech	Retail

9

Company Overview Global & Diversified Customers FinTech E-commerce Travel Retail Education 10Company Overview Global & Diversified Customers FinTech E-commerce Travel Retail Education 10

Company Overview

Why We Win



5K messages per second, horizontally scalable
87 languages over a single API
Concatenated to 4,000 characters
Real time analytics including click-through
RCS and WhatsApp support, adding Apple Business Chat
Integrated w interactive AI and chatbot
Automated opt-in/out management
Full suite of IVR and conferencing services
Visual configurations of call routing
Call masking
Click to call
Integrated w interactive AI and NLP
Call broadcasting and automated dialing
Messaging
Voice
FinTech
Numbers
Security
Compliance
Integration
PSD2 opening banking initiatives
PCI-DSS compliant
Https, IPsec, TLS encryption support
GDPR compliant
ISO 27001 and NIST 800-88r1
Hybrid cloud implementation
Native local numbers
Number portability lookup
Certified A2P gateway
Short code support
Toll free numbers
Pool management

11

Company Overview Attractive Financial Profile: Strong Growth and Flexibility Kaleyra demonstrates strong historical top line growth and profitability with a robust pipeline for future growth via new product roadmap, M&A, and industry tailwinds Consolidated Revenue | $ in Millions Adjusted EBITDA | $ in Millions $30.0 $250.0 $25.0 $200.0 $209.9 $25.1 $20.0 $150.0 $161.2 $15.0 $16.8 $126.7 $100.0 $99.5 $10.0 $11.6 $77.6 $50.0 $8.2 $54.6 $5.0 $5.1 $2.7 $0.0 $0.0 2016PF 2017PF 2018PF 2019E 2020E 2021E 2016PF 2017PF 2018PF 2019E 2020E 2021E Growth % 41.9% 28.3% 27.3% 27.3% 30.2% Growth % 88.1% 62.4% 41.0% 45.2% 49.1% 21.0% 21.7% 23.6% 25.5% 29.5% Gross Margin % Margin % 6.5% 8.2% 9.1% 10.4% 11.9% 12 Note: Please see page 5 for detail on transaction earnout tied to revenue and EBITDA Note: All figures in Italian GAAPCompany Overview Attractive Financial Profile: Strong Growth and Flexibility Kaleyra demonstrates strong historical top line growth and profitability with a robust pipeline for future growth via new product roadmap, M&A, and industry tailwinds Consolidated Revenue | $ in Millions Adjusted EBITDA | $ in Millions $30.0 $250.0 $25.0 $200.0 $209.9 $25.1 $20.0 $150.0 $161.2 $15.0 $16.8 $126.7 $100.0 $99.5 $10.0 $11.6 $77.6 $50.0 $8.2 $54.6 $5.0 $5.1 $2.7 $0.0 $0.0 2016PF 2017PF 2018PF 2019E 2020E 2021E 2016PF 2017PF 2018PF 2019E 2020E 2021E Growth % 41.9% 28.3% 27.3% 27.3% 30.2% Growth % 88.1% 62.4% 41.0% 45.2% 49.1% 21.0% 21.7% 23.6% 25.5% 29.5% Gross Margin % Margin % 6.5% 8.2% 9.1% 10.4% 11.9% 12 Note: Please see page 5 for detail on transaction earnout tied to revenue and EBITDA Note: All figures in Italian GAAP kaleyra

Industry Overview

Evolution of Communications Software

Software and CPaaS are substantially disrupting telecom services

Dramatic shift from hardware-driven marketplace to software / CPaaS

Hardware-Driven Marketplace

2000

Proprietary protocols

Complex pricing scheme

NOKIA

SIEMENS

Rising OTT Messaging & VOIP

2010

Communication is unlinked from devices / hardware

skype

CPaaS

2020

Full blown cloud platform providing complete communication capabilities, easily deployed through converged infrastructure APIs kaleyra

twilio

13

Industry Overview

High Growth, Large Total Addressable Market

The global voice and messaging CPaaS market is transitioning from a hyper growth, start-up phase to a critical-mass phase utilizing three layers of cloud services including: Networking Connectivity, APIs and Applications

Total CPaaS Market [1]


$ in Billions
30.4% CAGR
$2.2
$6.2
2018
2022

SMS Business Messaging Revenue [2]


$ in Billions
$60.0
$90.0
2018
2022

+

$150 Billion According to GSMA

- App Replacement Potential
- Chatbot Search Potential
- Unified Comms Potential

Artificial Intelligence

Applications in:

- Business
- Government
- Health
- Transport
- Enabling IoT

(1) Source – 451 Market Monitor (2018)
(2) Source – GSMA (2018)

14

Growth Strategy Organic Integrations Grow existing global product team and accelerate joint product management Key technology integrations with industry leading ISV’s Product Evolution Enhance R&D capabilities and cloud infrastructure Further develop RCS Industry applications in security, productivity and social Geographic Expansion Second Payment Services Directives (“PSD2”) provides major European expansion opportunities from Milan HQ India presence provides platform to expand further into Asia region US growth opens up Latin America and Canada markets 15 03Growth Strategy Organic Integrations Grow existing global product team and accelerate joint product management Key technology integrations with industry leading ISV’s Product Evolution Enhance R&D capabilities and cloud infrastructure Further develop RCS Industry applications in security, productivity and social Geographic Expansion Second Payment Services Directives (“PSD2”) provides major European expansion opportunities from Milan HQ India presence provides platform to expand further into Asia region US growth opens up Latin America and Canada markets 15 03

Growth Strategy

Accretive Acquisitions

Previous Acquisition

SOLUTIONS INFINI



hookmobile
connecting the world



Product Enhancement

- Access to new products
- Pre-Existing cloud infrastructure
- Access to mandatory license
- Access to the US market and connectivity to LATAM, as well as know-how of the US regulatory framework
- Strong Management teams and intellectual property

Market Expansion

- Connectivity to carriers covering 1 billion + people
- Customer base expansion
- Access to booming, young markets globally
- Opportunity to expand towards Africa, Australia, China and Indonesia

Target	Geography	Product Add-On	Size (Revenue)	Gross Margin
Target 1	Americas	Conferencing / Voice API	$15 - 20 Million	75%
Target 2	Americas	Chat Bot SMB	$15 - 20 Million	50%
Target 3	Americas	Pure CPaaS	$20 - 25Million	45%
Target 4	Americas	Pure CPaaS	$5 - 6 Million	40%
Target 5	Americas	CPaaS Enablement	$5 - 6 Million	75%
Target 6	Americas	Messaging Enabled Payments	$6 - 8 Million	75%

16

Benchmarking Analysis Small-Cap CPaaS & UCaaS (2019E) 2018PF – 2019E Revenue Growth EV / 2019E Revenue Mean: 16.7% Mean: 4.2x 14.0x 80.0% Kaleyra: 27.3% Kaleyra: 1.5x 13.1x 70.0% 12.0x 70.5% 11.1x 60.0% 10.0x 50.0% 8.0x 40.0% 6.0x 5.9x 30.0% 28.5% 27.3% 4.7x 26.7% 4.6x 4.0x 4.4x 4.4x 11% Higher Revenue Growth 20.0% 64% Discount 15.4% 2.0x 14.0% 13.2% 10.0% 2.2x 11.6% 11.3% 11.2% 10.2% 1.7x 1.7x 1.6x 1.5x 1.5x 7.0% 1.1x 5.5% 4.9% 4.3% 1.0x 0.0% 0.0x 17 Source: S&P Capital IQ as of 2/22/2019 market closeBenchmarking Analysis Small-Cap CPaaS & UCaaS (2019E) 2018PF – 2019E Revenue Growth EV / 2019E Revenue Mean: 16.7% Mean: 4.2x 14.0x 80.0% Kaleyra: 27.3% Kaleyra: 1.5x 13.1x 70.0% 12.0x 70.5% 11.1x 60.0% 10.0x 50.0% 8.0x 40.0% 6.0x 5.9x 30.0% 28.5% 27.3% 4.7x 26.7% 4.6x 4.0x 4.4x 4.4x 11% Higher Revenue Growth 20.0% 64% Discount 15.4% 2.0x 14.0% 13.2% 10.0% 2.2x 11.6% 11.3% 11.2% 10.2% 1.7x 1.7x 1.6x 1.5x 1.5x 7.0% 1.1x 5.5% 4.9% 4.3% 1.0x 0.0% 0.0x 17 Source: S&P Capital IQ as of 2/22/2019 market close

Benchmarking Analysis Small-Cap CPaaS & UCaaS (2020E) 2019E – 2020E Revenue Growth EV / 2020E Revenue Mean: 11.4% Mean: 3.6x 35.0% 12.0x Kaleyra: 27.3% Kaleyra: 1.2x 31.7% 30.0% 10.0x 9.9x 27.3% 25.0% 16% Higher Revenue Growth 9.1x 8.0x 21.8% 20.0% 6.0x 18.2% 15.0% 5.2x 13.6% 4.6x 4.0x 11.9% 4.2x 10.0% 11.2% 10.9% 3.7x 67% Discount 9.0% 8.3% 2.0x 5.0% 5.8% 2.0x 1.7x 1.6x 1.5x 1.3x 1.2x 1.0x 1.0x 2.1% 1.8% 1.6% 0.0% 0.0x Source: S&P Capital IQ as of 2/22/2019 market close 18 Note: eGain was excluded due to availability of analyst estimates for 2020Benchmarking Analysis Small-Cap CPaaS & UCaaS (2020E) 2019E – 2020E Revenue Growth EV / 2020E Revenue Mean: 11.4% Mean: 3.6x 35.0% 12.0x Kaleyra: 27.3% Kaleyra: 1.2x 31.7% 30.0% 10.0x 9.9x 27.3% 25.0% 16% Higher Revenue Growth 9.1x 8.0x 21.8% 20.0% 6.0x 18.2% 15.0% 5.2x 13.6% 4.6x 4.0x 11.9% 4.2x 10.0% 11.2% 10.9% 3.7x 67% Discount 9.0% 8.3% 2.0x 5.0% 5.8% 2.0x 1.7x 1.6x 1.5x 1.3x 1.2x 1.0x 1.0x 2.1% 1.8% 1.6% 0.0% 0.0x Source: S&P Capital IQ as of 2/22/2019 market close 18 Note: eGain was excluded due to availability of analyst estimates for 2020

Benchmarking Analysis Regression Analysis 9.0x 8.0x 7.0x y = 13.411x + 1.3731 R² = 0.2574 6.0x 5.0x Discount / 4.0x Appreciation Opportunity 3.0x 2.0x 1.0x 0.0x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 2019E to 2020E Revenue Growth Source: S&P Capital IQ 19 Note: eGain was excluded due to availability of analyst estimates for 2020 EV / 2020E RevenueBenchmarking Analysis Regression Analysis 9.0x 8.0x 7.0x y = 13.411x + 1.3731 R² = 0.2574 6.0x 5.0x Discount / 4.0x Appreciation Opportunity 3.0x 2.0x 1.0x 0.0x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 2019E to 2020E Revenue Growth Source: S&P Capital IQ 19 Note: eGain was excluded due to availability of analyst estimates for 2020 EV / 2020E Revenue

Investment Summary

Compelling Products

- Kaleyra offers the next generation of business combination products, optimally delivered to each of their clients
- Security, compliance, and integration built in from first line of code

Blue Chip Customer Partners

- Kaleyra serves its customers with some of the most stringent performance and reliability standards, representing a high barrier to entry
- The Company adds critical functionality customers rely upon, making us long term partners

Large & Growing TAM

- CPaaS market is expected to grow at a ~30% CAGR through 2022
- Security and AI solutions will continue to drive growth and engagement

Attractive Financials & Growth

- Kaleyra has delivered above-market growth in an emerging market
- Disciplined management has produced meaningful growth and profitability

Proven Management Team

- Kaleyra's clients are industry leaders and demand the best
- Kaleyra will be able to enhance its experience profile with the addition of GigCapital sitting on the board

Multiple Levers for Future Growth

- Robust pipeline via new product roadmap, M&A, and industry tailwinds
- Well positioned within global voice and messaging CPaaS market currently transitioning from a hyper growth, start-up phase to a critical mass phase



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Appendix 21Appendix 21

EBITDA Reconciliation

kaleyra

The following table shows the reconciliation of the Pro-forma Adjusted EBITDA as reported in the investors presentation. The figures have been prepared in accordance with Italian GAAP, except for the subsidiaries, that have been prepared under local GAAP

Unaudited Pro-Forma Adj. EBITDA | *($ in millions)*	2016PF	2017PF	2018PF
Earnings (GAAP as Described Above)	**$0.9**	**$1.6**	**$4.0**
Finance Income & Finance Costs	$0.1	$0.2	$0.3
Taxes	$0.7	$0.8	$2.1
Depreciation & Amortization	$1.4	$1.6	$2.1
Pro-Forma EBITDA	**$3.1**	**$4.1**	**$8.5**
Write Down of Assets	-	$0.6	-
Costs & Income Net Related to Previous Years	-	$0.6	($0.1)
Tax Grant	($0.4)	($0.2)	($0.2)
Pro-Forma Adjusted EBITDA	**$2.7**	**$5.1**	**$8.2**

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www.kaleyra.com contact@kaleyra.com 23www.kaleyra.com contact@kaleyra.com 23